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                                                                     EXHIBIT 3.4

                                STATE OF DELAWARE

                                                                     PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        ---------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "INTERACTIVE TELESIS INC." FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1996, AT 9:40 O'CLOCK A.M.





              [SEAL]                 /s/ EDWARD  J. FREEL
                                    -----------------------------------
                                    Edward  J. Freel, Secretary of State

2665616 8100D                                    AUTHENTICATION: 8117289

960276899                                        DATE: 09-24-96

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                          CERTIFICATE OF DOMESTICATION
                                       OR
                            INTERACTIVE TELESIS INC.

                       ----------------------------------

         Interactive Telesis Inc., a corporation organized and existing under the laws of British Columbia (the "Corporation"), in order to become domesticated under Delaware law pursuant to Section 388 of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

         FIRST: The Corporation was formed on June 19, 1987, under the laws of the Province of British Columbia, Canada.

         SECOND: The name of the Corporation immediately prior to the filing of this Certificate of Domestication was Interactive Telesis Inc.

         THIRD: The name of the Corporation as set forth in the Certificate of Incorporation being filed contemporaneously herewith is Interactive Telesis Inc.

         FOURTH: The principal place of business of the Corporation immediately prior to the filing of this Certificate of Domestication is San Diego, California.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Donald E. Cameron, its President, who is authorized to sign this Certificate of Domestication this 13 day of September, 1996.

                                       /s/ Don Cameron
                                       -----------------------------------
                                       President

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                          CERTIFICATE OF INCORPORATION
                                       OF
                            INTERACTIVE TELESIS INC.

FIRST: The name of the corporation is Interactive Telesis Inc. ("the Corporation").

SECOND: The address of the Corporation's registered office in Delaware is 1300 Delaware Trust Building, 902 Market Street, Wilmington, New Castle County, Delaware 19801. The Corporation's registered agent at that address shall be The Delaware Corporation Agency, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation shall be authorized to issue only one class of common stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock, $0.01 par value.

FIFTH: The holders of 33 1/3% of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by statute.

SIXTH: The name and address of the incorporator is Marla H. Norton, 902 Market Street, 13th Floor, Wilmington, Delaware 19801. The initial directors of the Corporation shall be Donald E. Cameron of 3201 Edgemont Blvd., North Vancouver, British Columbia, Canada V7R 2P1, Robert Wilson of Suite 201, 1110 Hamilton Street, Vancouver,
            British Columbia, Canada V6B 2S2, Howard Morry of 50 Park Place East, Winnipeg, Manitoba, Canada R3P 1B7, Scott A. Cameron of 3201 Edgemont Blvd., North Vancouver, British Columbia V7R 2P1 and Bruce Ransom of 1500 - 444 St. Mary Avenue; Winnipeg, Manitoba, Canada R3C 3TI.

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SEVENTH:    In addition to the powers conferred under the General Corporation
            Law, the board of directors shall have power to adopt, amend, or repeal the by-laws of the Corporation and such by-laws will be effective as adopted, amended or repealed immediately upon the board of directors taking such action, subject only to ratification by the shareholders at the next general or special meeting. In the event that the shareholders fail to ratify the by-laws as adopted, amended, or repealed in whole or in part, the by-laws will be appropriately restored effective as of the date of the meeting.

EIGHTH: Subject to any contrary provision of the General Corporation Law, the books of the Corporation may be kept at such place or places, within or without the State of Delaware, as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

NINTH: The election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

TENTH: To the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time, or in analogous provisions of successor law, there shall be no liability on any part of any director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

            Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

ELEVENTH:   Any amendment, alteration, change or repeal of any provision contained in this Certificate of Incorporation shall require a special resolution of the stockholders. A "special resolution" shall mean a resolution adopted at a meeting of the shareholders by at least 75% of the stockholders present thereat in person or by proxy and entitled to vote.

TWELFTH: Notwithstanding Section 228 of the Delaware General Corporation Law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, or by any provision of the statutes, a meeting and vote of stockholders shall be required and no stockholders consent in writing shall be effective to constitute action of the stockholders.

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I THE UNDERSIGNED, do make This Certificate for THE purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware; and intending that this be an acknowledgment within THE meaning of Section 103 of the General Corporation Law, have executed this document on September__, 1996.


                                       /s/  MARLA H. NORTON
                                       ---------------------------------
                                       Marla H. Norton, Incorporator